                                MINUTES OF SETTLEMENT

AMONG:

                                 RONALD A. CONTENT,
                            and RACONIX CORPORATION and
                               RACONIX EUROPE LIMITED


                                       -and-


                          TRANSFORMATION PROCESSING, INC.,
                  TRANSFORMATION PROCESSING INC., CYPERPLAN INC.,
                  PAUL MIGHTON, GARY McCANN and VLADIMIR STEPANOFF


     The parties to the action bearing Court File No. 97-CU-123080 (the "Action") in the Ontario Court (General Division), being Ronald A. Content ("Content") and Raconix Corporation ("Raconix") (collectively, the "Plaintiffs") and Transformation Processing, Inc. ("TPI US"), Transformation Processing Inc., CyberPlan Inc., Paul Mighton, Gary McCann and Vladimir Stepanoff (collectively, the "Defendants") and Raconix Europe Limited ("Raconix Europe") hereby agree to settle the Action and all other disputes between them on the following terms and conditions:

     1. Content will return to TPI US or as it directs, all shares in Samuel Hamman Graphix Inc. and/or TPI US that he now holds (believed to be 500,000) and will duly endorse those shares as required and complete any other documentation necessary to effect the transfer. Subject to paragraph 2 below, Content and Raconix agree to release any claim to any shares or shareholder's rights of Samuel Hamman Graphix Inc., TPI US or its affiliates.

     2. TPI US will issue 150,000 TPI US shares to Content after Content returns the 500,000 shares referred to in paragraph 1 above. It is agreed and understood that the 150,000 TPI US shares issued to Content have the same trading restrictions as the 500,000 previously held shares referred to in paragraph 1 above.

     3. Following the return of the shares referred to in paragraph 1 above and return of all items in paragraph 6 below and following execution of the escrow agreement (the "Escrow Agreement") attached hereto as Appendix "A", TPI US will provide 140,000 shares to Dingwell, McLauchlin to be held in escrow pending the final payment of funds referred to in paragraph 8 below. Upon payment of the final payment of funds referred to in paragraph 8 such shares will be returned immediately to Fasken Campbell Godfrey and the Escrow Agreement will be at an end. In the event that the Escrowed Shares are sold by the Escrow Agent as set out in paragraph 1.04 of the Escrow Agreement and should the net proceeds of all Escrowed Shares not be sufficient to satisfy the payments outstanding under these Minutes of Settlement, TPI US will remain liable for any outstanding amounts referred to in paragraph 8 of the Settlement Agreement.

     4. Content, Raconix and Raconix Europe will execute the release attached hereto as Appendix "B".

     5. The Defendants will execute a release in a form satisfactory to counsel.

     6.   Content, Raconix and Raconix Europe will return to Fasken Campbell
          Godfrey:

          (a) all source code in the possession or control of Content, Raconix or Raconix Europe, or their associates, employees, consultants and affiliates, including Mr. David Adams, relating to transformation software referred to in the "1991 Licence Agreement" including the definition of "New Products" thereunder or related in any way to the "1995 Software" (all as defined in the Affidavit of Vladimir Stepanoff sworn May 15, 1997), and return any other documents, data or other information no matter how stored to the Defendants; and

          (b) ensure that neither Content, Raconix or Raconix Europe or any associates, employees, consultants and affiliates including, Mr. David Adams, can develop or sell software as set out in the 1991 licence Agreement including "New Products" or the 1995 Software or that could emulate therefrom.

     7. The Plaintiffs and Defendants or their counsel on their behalf will immediately execute a consent to a dismissal of the Action without costs.

     8. Upon satisfaction of the terms, and conditions set out in paragraphs 1, 2, 3, 4, 5, 6 and 7 above TPI US will pay to Content the sum of $160,000 Cdn. as follows:

          (a)  TPI US will pay to Content, or as he directs, $20,000 Cdn.;

          (b) TPI US will pay to Content, or as he directs, $140,000 Cdn. over eighteen months by way of 18 post-dated cheques in the amount of $7,777.78 each payable to Content or as he may direct. These post-dated cheques will be delivered to Content following the execution of the documents set out herein and will be dated from the first day of the month following the satisfaction of the terms and conditions set out in paragraphs 1, 2, 3, 4, 5, 6 and 7 above; and

          (c) TPI US will have option, at any time, to accelerate the payments to Content under sub-paragraph (b) above.

     9. It is further agreed that the return of the Samuel Hamman Graphix Inc. and/or TPI US shares, the issuance of TPI US shares, the retention of TPI US shares and the deposit of TPI US shares referred to in paragraphs 1, 2, and 3 above will take place in accordance with the requirements of the appropriate U.S. securities law.

     10. The Plaintiffs and Defendants shall co-operate and take all reasonable steps to implement and ensure the implementation of these Minutes of Settlement. The Plaintiffs' will undertake to obtain an order dismissing the Action immediately upon the execution of the consent to the dismissal of the Action.

     11. These Minutes of Settlement shall enure to the benefit of and be binding upon the Plaintiffs and the Defendants and their respective successors, administrators, representatives, executors and assigns.

     12. It is agreed and understood that nothing in these Minutes of Settlement shall be deemed to be an admission of liability on the part of the Defendants.

     13. These Minutes of Settlement may be executed in counterparts and may be delivered by means of facsimile.

     14. These Minutes of Settlement will be held in escrow until the Releases referred to in paragraphs 4 and 5, the Escrow Agreement and the consent to the dismissal of the Action have been executed.

          IN WITNESS WHEREOF the parties have hereto set their hands and seals including the signatures of their duly authorized officers or representatives.

/s/                                     /s/ RONALD A. CONTENT
---------------------------------       -------------------------------
Witness June 12, 1997                   RONALD A. CONTENT


June 12, 1997                           RACONIX CORPORATION
                                        Per:


                                        /s/ RONALD A. CONTENT
                                        ______________________c/s


June 12, 1997                           RACONIX EUROPE LIMITED
                                        Per:

                                        /s/ RONALD A. CONTENT
                                        _______________________ c/s


June 16,  1997                          TRANSFORMATION PROCESSING, INC.
                                        Per:


                                        /s/ PAUL MIGHTON
                                        ________________________ c/s


June 16, 1997                           CYBERPLAN INC.

                                        /s/ VLADIMIR STEPANOFF
                                        _______________________c/s


                                        /s/ PAUL MIGHTON
---------------------------------       -------------------------------
Witness                                 PAUL MIGHTON

                                        /s/ GARY MCCANN
---------------------------------       -------------------------------
Witness                                 GARY MCCANN


/s/ Caroline Brady                      /S/ VLADIMIR STEPANOFF
---------------------------------       -------------------------------
Witness                                 VLADIMIR STEPANOFF

                                     Appendix "B"

                                    R E L E A S E
                                    - - - - - - -

     RONALD A. CONTENT ("Content"), on behalf of himself and his heirs, executors, administrators and assigns, and RACONIX CORPORATION, RACONIX EUROPE LIMITED and its present or former subsidiaries, affiliates and associated companies, and all of their succcessors and assigns and officers, directors, employees, servants and agents, and each of them (hereinafter the "Releasors"), in consideration of the matters set out in a Settlement Agreement dated June 12, 1997, and other good and valuable consideration, the receipt and sufficiency of which is hereby irrevocably acknowledged, do hereby jointly and severally release, acquit, semise and forever discharge TRANSFORMATION PROCESSING, INC., TRANSFORMATION PROCESSING INC, and CYBERPLAN INC., and any and all of their present or former subsidiaries, affiliates and associated companies, and all of their successors and assigns and respective officers, directors, employees, shareholders, servants and agents, and PAUL MIGHTON, GARY McCANN, and VLADIMIR STEPANOFF (personally and operating as Cyberplan Enrg.) ("Stepanoff"), and their respective heirs, executors, administrators and assigns, agents, servants and employees, and each of them (collectively the "Releasees"), from any and all actions, causes of action, suits, debts, dues, accounts, covenants, contracts, demands, proceedings and claims for injuries, losses or damages of any kind whatsoever (including any loss or damages not yet ascertained) which the Releasors have had, now have, or may hereafter have against the Releases ("Claims"), including but not limited to the following:

     (a) any Claims which were made or could have been made in the action bearing Court File No. 97-CU-123080 in the Ontario Court (General Division) (the "Action") between Ronald A. Content and Raconix Corporation as Plaintiffs and Transformation Processing, Inc., Transformation Processing Inc., Cyberplan Inc., Paul Mighton, Gary McCann and Vladimir Stepanoff as Defendants;

     (b) any Claims in relation to transformation software (the "1991 Unix Software") which was the subject of the Licensing Agreement dated May 24, 1991 between Raconix Corporation and Stepanoff (the "1991 Licence Agreement") or related in any way to the "1995 Software" (as each is defined in the Affidavit of Vladimir Stepanoff sworn May 15, 1997 and served upon Ronald A. Content and Raconix Corporation or their counsel in respect of a motion in the Action);

     (c) any Claims to any other computer software or related endeavors or things which the Releasees have developed, are now in the process of developing, or will develop in the future;

     (d) any Claims to any source code, documents, data or any other information relating to the items described in (b) and (c) above;

     (e) any Claims with respect to the 1991 Licence Agreement and the Licence Amending Agreement dated April 10, 1992 between Raconix, Stepanoff, and

          Content, and any other agreements or contracts between the Releasors and the Releasees or any of them; and

     (f) any Claims to shares or shareholder's rights in Samuel Hamman Graphix Inc., Transformation Processing Inc., Transformation Processing Inc., or their affiliates subject to any rights pursuant to the shares issued under paragraph 2 of the Minutes of Settlement between the Plaintiffs and Defendants dated June 12, 1997.

     AND FOR THE SAID CONSIDERATION the Releasors further covenant and agree to save harmless and indemnity the Releasees from and against all claims, charges, taxes, penalties or demands of any kind whatsoever which may be made relating to the hiring of, the employment by or the termination of the employment of Content by the Releasees, including but not limited to claims, charges, taxes, penalties or demands which may be made by the Minister of National Revenue requiring the Releasees to pay income tax, charges, taxes, or penalties under the INCOME TAX ACT (CANADA) in respect of income tax payable in excess of income tax previously withheld and in respect of any and all claims, charges, taxes or penalties and demands which may be made on behalf of or related to the Canada Employment and Immigration Commission and the Canada Pension Commission under the applicable statutes and regulations with respect to any amounts which may be payable or may in the future be found to be payable by the Releasees in respect of the Releasors.

     AND the Releasors hereby undertake and agree not to take any steps or initiate any proceedings against any person, partnership, corporation or other entity which might be entitled to claim contribution, indemnity or other relief over against the Releasees, under the provisions of any statute or otherwise, with respect to any of the matters which the Releasors release by this Release or with respect to which the Releasors agree herein not to make any claim or take any proceedings.

     AND the Releasors hereby represent and warrant that the said Releasors have not assigned to any person, partnership, corporation or other entity any of the matters which the Releasors release by this Release or with respect to which the Releasors agree herein not to make any claim or take any proceedings.

     THIS RELEASE shall be governed by and construed in accordance with the laws of the Province of Ontario.

     THIS RELEASE shall be binding upon and shall enure to the benefit of the respective heirs, executors, administrators, successors, assigns, and / or legal representatives of the Releasors and of the Releasees.

     IT IS HEREBY DECLARED that the terms of this Release are fully understood and that the said Release is given voluntarily for the purpose of making a full and final compromise, adjustment and settlement of all claims as aforesaid.

     DATED at Oakville this 16th day of June, 1997

June 16, 1997                      /s/ Ronald A. Content
                                   ------------------------------
                                   RONALD A. CONTENT


June 16, 1997                      RACONIX CORPORATION
                                   Per:


                                   /s/ Ronald A. Content            c/s
                                   ------------------------------

June 16, 1997                      RACONIX EUROPE LIMITED
                                   Per:


                                   /s/ Ronald A. Content            c/s
                                   ------------------------------